                                                                  EXHIBIT 10.12


                                        LEASE


         THIS LEASE is made as of the 26th day of April, 1996, by and between:

              UNITED STATES LAND RESOURCES, L.P.
              having an address
              c/o Berger and Bornstein
              237 South Street
              Morristown, New Jersey  07962,
              (hereinafter referred to as "Landlord")

              and

              ANADIGICS, INC.
              a corporation of the State of Delaware
              having an address at
              35 Technology Drive
              Warren, New Jersey  07059
              (hereinafter referred to as "Tenant")


                                 W I T N E S S E T H:


         Landlord and Tenant hereby agree with each other as follows:

         1.   DEMISED PREMISES.   Landlord hereby leases to the Tenant and
Tenant hereby rents from Landlord that certain portion of premises located in a building known as 141 Mt. Bethel Road, Township of Warren, Somerset County, New Jersey. Said building, together with the land on which it is situated, is hereinafter referred to as the "Building" or "Property". The portion of the Building being leased to Tenant hereunder is outlined in red on Exhibit A annexed hereto and is hereinafter referred to as the "Demised Premises". The Demised Premises contains approximately 131,000 square feet of space. Tenant shall also have the non-exclusive right, in common with the Landlord and other tenants at the Building (now or hereinafter existing), and their employees, customers, visitors, guests and invitees to use the landscaped areas, common egress and ingress, passageways, hallways and lobbies, driveways, parking areas, walkways and roadways, and common areas which service the Building ("Common Areas").

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

         2.   TERM.

              a. The "Initial Term" of this Lease shall be for a term which shall commence on the "Commencement Date" and end on December 31, 2016 (hereinafter "Termination Date"). The Commencement Date shall be the latter of:
(i) October 1, 1996; or (ii) the date upon which Landlord shall substantially complete the improvements set forth in Exhibit H annexed hereto, hereinafter "Landlord's Work". Landlord's work shall be deemed substantially complete upon the date that Landlord's Work is complete to the extent that any incomplete Landlord's Work does not interfere with Tenant's obtaining a Certificate of Occupancy for the Demised Premises nor unreasonably interfere with Tenant's reasonable use of the demised premises. It is agreed that not completing the top coating of the parking areas and landscaping work shall not unreasonably interfere with Tenant's reasonable use of the premises and such work can be postponed to the spring of 1997. Any remaining work shall be deemed "punch list" items. Tenant shall provide Landlord a list of such items no later than thirty (30) days from the Commencement Date and Landlord shall complete any such work which shall be Landlord' Work within thirty (30) days of the receipt of
said list weather permitting.   The first "lease year" shall be the period
beginning on the Commencement Date and ending twelve (12) calendar months thereafter, provided, however, that if the Commencement Date is not the first day of a calendar month, the first lease year shall commence on the Commencement Date and end twelve (12) calendar months from the last day of the calendar month in which the Commencement Date occurs. Each succeeding twelve (12) calendar month period thereafter shall be a lease year. At the request of either Landlord or Tenant, the parties shall enter into a Commencement Date Agreement setting forth the Commencement Date of the Lease. Notwithstanding that the Commencement Date shall not have occurred, Tenant shall have the right to access the Demised Premises to do any work that Tenant shall wish to do, so long as Tenant does not unreasonably interfere

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

with Landlord's Work at the Demised Premises and so long as Tenant's Work does not cause any labor disputes.

              b. In the event the Commencement Date shall not occur by December 31, 1996, or in the event that Landlord shall not receive an affirmative vote of the planning board to prepare a resolution to approve the site plan attached hereto as Exhibit F by August 1, 1996, Tenant may terminate this Lease upon written notice to Landlord, hereafter "Notice to Terminate". Landlord shall thereupon promptly return Tenant's security deposit. The Notice to Terminate shall be delivered to Landlord on or before August 10, 1996 in the case of the planning vote not having been received, and January 10, 1997, in the case of failure of the Commencement Date to have occurred, time being of the essence. Tenant's failure to deliver the Notice to Terminate on or before said respective dates, shall be deemed a waiver by Tenant of its right to elect to terminate this Lease pursuant to this paragraph 2b.

              c. In the event that Landlord has not completed any paving work which Landlord is obligated to do pursuant to the term of the Lease except for "top coat" which Landlord shall not be obligated to complete until June 1, 1997, by October 1, 1996, Tenant may by written notice to Landlord, notify Landlord that Tenant intends to complete said work. If Landlord shall fail to complete said work within ten (10) days of the receipt of said notice, Tenant shall have the right to complete said work and Landlord shall no longer be obligated to complete said work, and said work shall no longer be deemed Landlord's Work. Landlord shall, upon receipt of reasonable evidence of the cost of said work, reimburse Tenant for the reasonable cost of such work. In the event that Landlord shall fail to reimburse Tenant the reasonable cost of such work within thirty (30) days of the date of receipt of said notice and evidence of Tenant's reasonable costs, Tenant may deduct the reasonable cost of said work from the next sums due and owing to Landlord under this Lease.

              d. In the event that Landlord has failed to perform any site work (other than landscaping and top coat paving,

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which Landlord shall not be obligated to complete until June 1, 1997) which unreasonably interferes with Tenant's reasonable use of the Demised Premises, and which work Landlord is required to do pursuant to the approved site plan obtained from Warren Township, by December 31, 1996, Tenant may by written notice to Landlord, notify Landlord, that Tenant intends to complete such work. If Landlord shall fail to complete said work within ten (10) days of the receipt of said notice, Tenant shall have the right to complete said work and Landlord shall no longer be obligated to complete said work, and said work shall no longer be deemed Landlord's Work. Landlord shall upon receipt of reasonable evidence of the cost of said work, reimburse Tenant for the reasonable cost of such work. In the event that Landlord shall fail to reimburse Tenant the reasonable cost of such work within thirty (30) days of the date of receipt of said notice and evidence of Tenant's reasonable costs, Tenant may deduct the reasonable cost of said work from the next sums due and owing to Landlord under this Lease.

              e. In the event that Landlord has failed to commence the roof work that Landlord is obligated to perform pursuant to the terms of the Lease by July 1, 1996 or completed said work by August 1, 1996, Tenant may by written notice to Landlord, notify Landlord that Tenant intends to complete such work. If Landlord shall fail to complete said work within ten (10) days of the receipt of said notice, Tenant shall have the right to complete said work and Landlord shall no longer be obligated to complete said work, and said work shall no longer be deemed Landlord's Work. Landlord shall upon receipt of reasonable evidence of the cost of said work, reimburse Tenant for the reasonable cost of such work. In the event that Landlord shall fail to reimburse Tenant reasonable cost of such work within thirty (30) days of the date of receipt of said notice and evidence of Tenant's reasonable costs, Tenant may obtain reimbursement of said costs from the Security Deposit being held pursuant to the terms of the Lease.

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

              f. In the event that Landlord has failed to substantially complete the work on the "skin" of the building in accordance with the elevation attached hereto as Exhibit G by December 31, 1996, Tenant may by written notice to Landlord, notify Landlord, that Tenant intends to complete such work. If Landlord shall fail to complete such work within ten (10) days of receipt of said notice, Tenant shall have the right to complete said work, and Landlord shall no longer be obligated to complete said work, and said work shall no longer be deemed Landlord's Work. Landlord shall on reasonable evidence of the cost of such work, reimburse Tenant for the reasonable cost of such work. In the event that Landlord shall fail to reimburse Tenant the reasonable cost of such work within thirty (30) days of the date of receipt of said notice and evidence of Tenant's reasonable costs, Tenant may deduct the reasonable cost of said work from the next sums due and owing to Landlord under this Lease.

              g. In the event that Landlord has failed to substantially complete the demolition of the interior items as set forth on Exhibit K attached hereto, by August 1, 1996, Tenant may by written notice notify Landlord that Tenant intends to complete such work. If Landlord shall fail to complete such work within ten (10) days of receipt of said notice, Tenant shall have the right to complete said work, and Landlord shall no longer be obligated to complete said work, and said work shall no longer be deemed Landlord's Work. Landlord shall on reasonable evidence of the cost of such work, reimburse Tenant for the reasonable cost of such work. In the event that Landlord shall fail to reimburse Tenant the reasonable cost of such work within thirty (30) days of the date of receipt of said notice and evidence of Tenant's reasonable costs, Tenant may deduct the reasonable cost of said work from the next sums due and owing to Landlord under this Lease.

         3.   RENT AND OPTION.

              a. Tenant's obligation to pay fixed annual rent shall commence on the "Rent Commencement Date", which shall be the sixtieth (60th) day following the Commencement Date. In consid-

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eration of the leasing of the Demised Premises, Tenant hereby covenants and agrees to pay Landlord during the Initial Term of this Lease a fixed annual rental pursuant to the following schedule:

                              FIXED              MONTHLY
    LEASE YEAR            ANNUAL RENTAL        INSTALLMENT
    ----------            -------------        -----------

    Commencement Date
          through
     December 31, 1997       $600,000           $50,000.00

    January 1, 1998
         through
    June 30, 1999             786,000            65,500.00

    July 1, 1999
         through
    December 30, 2001         917,000            76,416.66

    January 1, 2002
         through
    June 30, 2004            1,048,000           87,333.33

    July 1, 2004
         through
    December 31, 2006        1,179,000           98,250.00

    January 1, 2007
         through
    June 30, 2009            1,441,000          120,083.33

    July 1, 2009
         through
    December 31, 2011        1,572,000          131,000.00

    January 1, 2012
         through
    June 30, 2014            1,703,000          141,750.00

    July 1, 2014
         through
    December 31, 2016        1,834,000          152,833.33

              b. Tenant shall have the option to extend the Initial Term of this Lease by ten (10) lease years, with the option period commencing on the day immediately following the Termination Date for the Initial Term and terminating ten (10) lease years thereafter ("First Option Period"). This option to extend, as well as the commencement of the First Option Period, shall be expressly conditioned upon Tenant, up to the time the First Option Period is to begin, not then being in material default of any of its obligations under this Lease.

         This option is exercisable by Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving

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

Landlord written notice of its election to extend the Initial Term, together with written notice naming an appraiser for purposes of paragraph 3c below, not later than one hundred eighty (180) days prior to the Termination Date of the Initial Term, hereinafter "Exercise Date". Strict compliance with the conditions of this option and the exercise thereof is deemed material to the parties. Tenant's failure to exercise this option, including the timely naming of an appraiser, within ten (10) days of receiving written notice from Landlord, time being of the essence, that Tenant has failed to exercise this option by the Exercise Date shall be deemed a waiver of this option by Tenant, in which event this Lease shall expire on the Termination Date for the Initial Term.

         c. The fixed annual rent for the Option Period shall be determined as follows:

              (i) The fixed annual rental during the Option Period shall be the fair market rental value for the Demised Premises for said period as determined by an M.A.I. appraiser who shall be selected pursuant to the following procedure: Landlord shall name, by written notice to Tenant, an M.A.I. appraiser not later than thirty (30) days after receiving Tenant's notice, pursuant to paragraph 3(b) above, naming Tenant's M.A.I. appraiser. The two appraisers shall, within ten (10) days of the date Landlord names its appraiser, submit the matter to an M.A.I. appraiser selected by them ("Independent Appraiser") whose appraisal shall be completed within sixty (60) days of his selection and whose appraisal shall be binding on all parties.

              (ii) The Independent Appraiser shall calculate the fair net rental value for the Demised Premises on a per square foot basis for the First Option Period by first determining such fair net rental value for each calendar year of the period and then determining a sum equal to the weighted average of said rents. For example:

LEASE YEAR    FAIR RENTAL VALUE        WEIGHTED       WEIGHTED
----------    -----------------        --------       --------
              PER SQUARE FOOT          PERCENTAGE     AVERAGE
              ---------------          ----------     -------

21-22              $ 14.00                  .2        $ 2.8
23-24                14.00                  .2          2.8
25-26                15.00                  .2          3.0

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

LEASE YEAR    FAIR RENTAL VALUE        WEIGHTED       WEIGHTED
----------    -----------------        --------       --------
              PER SQUARE FOOT          PERCENTAGE     AVERAGE
              ---------------          ----------     -------

27-28                16.00                  .2          3.2
29-30                16.00                  .2          3.2

                                       TOTAL          $ 15.00

         Thus, pursuant to this example, which example is solely for illustrative purposes, the fair net rental value per square foot for the First Option Period would be $15.00 per square foot.

              (iii) Landlord and Tenant agree and consent that in the event the parties' appraisers fail to elect an Independent Appraiser within ten (10) days of the date Landlord names its appraiser, either party may apply summarily, by order to show cause or otherwise, to the Supervisor Court of New Jersey for the designation of an Independent Appraiser.

              (iv) In the event the Independent Appraiser does not complete his appraisal by the first day of the Option Period, then commencing as of the first day of the First Option Period, the Tenant shall pay a fixed annual rent in an amount equal to the fixed annual rent for the Initial Term. Upon completion of the appraisal, Tenant shall immediately pay to Landlord any underpayment, or Landlord shall reimburse Tenant for any overpayment.


              d. Tenant shall have a second option to extend the term of this Lease by ten (10) lease years, with this second option period commencing on the day immediately following the Termination Date for the First Option Period and terminating ten (10) lease years thereafter ("Second Option Period"). This option to extend, as well as the commencement of the Second Option Period, shall be expressly conditioned upon Tenant, up to the time the Second Option Period is to begin, not then being in material default of any of its obligations under this Lease.

         This option is exercisable by Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving Landlord written notice of its election to extend the First Option Period, together with written notice naming an appraiser for purposes of paragraph 3e below, not later than one hundred eighty (180) days prior to the Termination Date of the First Option

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Period, hereinafter "Second Exercise Date".  Strict compliance with the conditions of this option and the exercise thereof is deemed material to the parties. Tenant's failure to exercise this option, including the timely naming of an appraiser, within ten (10) days of receiving written notice from Landlord, time being of the essence, that Tenant has failed to exercise this option by the Second Exercise Date, shall be deemed a waiver of this option by Tenant, in which event this Lease shall expire on the Termination Date for the First Option Period.

         e. The fixed annual rent for the Second Option Period shall be determined as follows:

              (i) The fixed annual rental during the Second Option Period shall be the fair market rental value for the Demised Premises for said period as determined by an M.A.I. appraiser who shall be selected pursuant to the following procedure: Landlord shall name, by written notice to Tenant, an M.A.I. appraiser not later than thirty (30) days after receiving Tenant's notice, pursuant to paragraph 3(d) above, naming Tenant's M.A.I. appraiser. The two appraisers shall, within ten (10) days of the date Landlord names its appraiser, submit the matter to an M.A.I. appraiser selected by them ("Independent Appraiser") whose appraisal shall be completed within sixty (60) days of his selection and whose appraisal shall be binding on all parties.

              (ii) The Independent Appraiser shall calculate the fair net rental value for the Demised Premises on a per square foot basis for the Second Option Period by first determining such fair net rental value for each calendar year of the period and then determining a sum equal to the weighted average of said rents. For example:

LEASE YEAR    FAIR RENTAL VALUE        WEIGHTED       WEIGHTED
----------    -----------------        --------       --------
              PER SQUARE FOOT          PERCENTAGE     AVERAGE
              ---------------          ----------     -------

31-32              $ 15.00                  .2        $ 3.00
33-34                15.00                  .2          3.00
35-36                16.00                  .2          3.20

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LEASE YEAR    FAIR RENTAL VALUE        WEIGHTED       WEIGHTED
----------    -----------------        --------       --------
              PER SQUARE FOOT          PERCENTAGE     AVERAGE
              ---------------          ----------     -------

37-38                17.00                  .2          3.40
39-40                17.00                  .2          3.40

                                       TOTAL          $16.00

         Thus, pursuant to this example, which example is solely for illustrative purposes, the fair net rental value per square foot for the Option Period would be $16.00 per square foot.

              (iii) Landlord and Tenant agree and consent that in the event the parties' appraisers fail to elect an Independent Appraiser within ten (10) days of the date Landlord names its appraiser, either party may apply summarily, by order to show cause or otherwise, to the Supervisor Court of New Jersey for the designation of an Independent Appraiser.

              (iv) In the event the Independent Appraiser does not complete his appraisal by the first day of the Second Option Period, then commencing as of the first day of the Second Option Period, the Tenant shall pay a fixed annual rent in an amount equal to the fixed annual rent for the First Option Period. Upon completion of the appraisal, Tenant shall immediately pay to Landlord any underpayment.

              f. All payments of fixed rent and additional rent shall be made by the Tenant to the Landlord without notice or demand in equal monthly installments, in advance, without setoff (except as provided for herein) or abatement, and shall be due and payable on the first day of each and every calendar month throughout the term of this Lease commencing on the Commencement Date (except as expressly set forth herein), or Landlord shall reimburse Tenant for any overpayment.

              g. The parties hereto agree that the fixed annual rent payable hereunder shall be net to the Landlord so that this Lease shall yield to Landlord the fixed rent per annum specified herein during the term of this Lease. Tenant shall pay, as additional rent, the costs and expenses as provided for herein so as to render the fixed annual rental net to the Landlord.

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              h.   Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the fixed annual rent reserved hereunder, said additional sum shall be deemed additional rent and shall be payable without setoff or abatement, except as provided for herein. All payments of additional rents due in installments pursuant to paragraph 10 below shall be made by the Tenant to the Landlord without notice or demand in equal monthly installments, in advance, and shall be due and payable on the first day of each and every calendar month throughout the term of this Lease commencing on the Commencement Date. Notwithstanding the foregoing, additional rents that are not due and payable in installments pursuant to paragraph 10 below shall be paid by Tenant to Landlord on the tenth (10th) day following Tenant's receipt of Landlord's written notice that such sums are due and owing. Nothing contained in this subparagraph shall be deemed to suspend or delay the obligation of Tenant to pay any and all other sums as and when due hereunder, nor otherwise limit or circumscribe any other remedy of Landlord, except as provided herein.

         4.   PROPORTIONATE SHARE.

              a. The term "Proportionate Share" shall mean the fraction, the denominator of which is the total square feet of space in the Building (173,000) and the numerator of which is the square feet of the Demised premises. Notwithstanding the foregoing, for the period from the Commencement Date to December 31, 1997 the Tenant's Proportionate Share shall be fifty-seven and 80/100 (57.80%) percent however, Tenant may occupy the entire Demised Premises as of the Commencement Date. As of January 1, 1998 the Proportionate Share shall be seventy-six and 00/100 (76%) percent.

              b. The Proportionate Share shall be adjusted as the total square feet of the Demised Premises or Building may increase or decrease.

         5.   REAL ESTATE TAXES AND ASSESSMENTS.

              a. Landlord shall pay to the taxing authority all "Real Estate Taxes" (defined below) and Tenant agrees to pay to

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Landlord monthly during the term of this Lease, as additional rent, an amount equal to its Proportionate Share, of all the real estate taxes, assessments and other local governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature, assessed against the Property of which the Demised Premises is a part, hereinafter "Real Estate Taxes". Real Estate Taxes shall not include taxes for income, profit, estates, inheritance, succession, transfers or franchise, or other taxes imposed personally upon the Landlord or upon rents payable under the Lease all of which shall be the sole obligation of Landlord. So long as Tenant makes all payments to Landlord on a timely basis, Tenant will not be responsible for any penalties or interest charged as a result of Landlord's failure to timely pay.

              b. Notwithstanding the foregoing, if at any time during the term of this Lease, under the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against the Landlord as a substitution, in whole or in part, for a real estate tax or assessment, water or sewer charge, or other governmental imposition or charge, Tenant shall pay its Proportionate Share of same.

              c. Tenant may appeal the amount of the assessment for the Property provided that in the event such appeal shall result in an increase in the assessment Tenant shall be liable to pay 100% of the increase. Landlord will, to the extent necessary, cooperate with Tenant in prosecuting any such tax appeal. Any refunds of Real Estate Taxes received by Landlord which Real Estate Taxes were paid by Tenant (net of the cost incurred by Landlord to obtain such reduction in taxes, including but not limited to reasonable attorney fees and expert fees) shall be promptly reimbursed by Landlord to Tenant.

         6.   UTILITIES.

              a. Tenant agrees to pay monthly during the term of this Lease, as additional rent, an amount equal to its Proportionate Share for all water and sewer charges attributable to

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

the Building based on the charges billed to Landlord therefor. Notwithstanding the foregoing, during such time that Tenant shall be the sole occupant of the Building, Tenant shall pay 100% of such water and sewer charges (except if separately metered in which event Tenant shall only pay the amount metered to Tenant). Tenant shall have a right to install a submeter at Tenant's own cost and expense. If said utilities are not separately metered or submetered and any common users of the shared meter are extraordinary users of said utility, then there shall be a reasonable allocation of such cost to such extraordinary users. If Landlord leases space to another Tenant in the Building of which the Demised Premises are a part, Landlord shall provide such Tenant with electric service and metering which is separate from Tenant hereunder, except for common area costs. Tenant shall only be responsible for its own electric consumption.

              b. Tenant shall arrange to have the utilities that are separately metered for the Demised Premises billed in its own name and shall pay all charges therefor directly to the utility company furnishing the services. Removal of Tenant's trash from the Building and Property shall be Tenant's responsibility and shall be done at Tenant's cost.

              c. Landlord reserves the right to enter upon the Demised Premises accompanied by a Tenant representative upon reasonable notice, during normal business hours and provided Landlord shall not unreasonably disturb Tenant's operation, for the purpose of connecting to wires, cables conduits and pipes and the like within the Demised Premises which supply utilities to the Building in order to supply other tenants of the Property with gas, electric, water and such other utilities.

              d. The building of which the Demised Premises are a part is entitled to usage of 21,000 gallons per day of sewerage capacity. Tenant shall only be entitled to use its Proportionate Share of such capacity.

         7.   COMMON AREA MAINTENANCE.

              a. Landlord agrees to repair, replace, manage and maintain the Common Area and Tenant agrees to pay monthly during the term of this Lease, as additional rent, an amount equal to its Proportionate Share of the annual cost incurred by Landlord for the repair, replacement, management and maintenance of such Common Area, including but not limited to, landscaping, lawn maintenance, painting and other repairs to the exterior of buildings and other improvements, snow and ice removal, parking lots, roads, driveways, sidewalks, utilities and
lighting ("Common Area Charges").   The following shall be excluded from Common
Areas Charges (i) debt service relating to any mortgage against the Building and/or the Property; (ii) depreciation and amortization; (iii) allowances or other costs and expenses of decorating, redecorating, fixturing, furnishing or renovating space demised or intended to be demised to new or existing tenants or for tenants renewing their leases or for other occupants of the Building; (iv) any rent under any ground or underlying lease; (v) any costs incurred for any service provided to one or more other tenant(s) or occupant(s) of the Building which service shall not benefit Tenant; (vi) any amount incurred by Landlord by reason of Landlord's negligence or intentional misconduct; (vii) any fines or penalties incurred due to any violations by Landlord or any other tenant or other occupant of the Building of any governmental laws, rules or regulations;
(viii) any amount incurred to a company or other entity affiliated with Landlord to the extent the same exceeds the amount which would have been incurred on a fair market basis in the absence of such affiliation; (ix) costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles consistently applied (however, the cost of capital improvements with a useful life in excess of one year shall be amortized over the term of the Lease and Tenant shall pay its Proportionate Share of the amortized cost); (x) leasing commissions; (xi) salaries, benefits and other compensation for executives above the grade of building manager;

(xii) advertising, marketing and promotional expenditures; (xiii) legal fees for lease negotiations and disputes with other tenants and legal and auditing fees other than legal and auditing fees reasonably incurred in connection with the maintenance and operation of the Building, or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions; (xiv) the cost of repairs or replacements incurred by reason of fire or other casualty or caused by the exercise of the right of eminent domain or reimbursed to Landlord by virtue of Landlord's insurance; and (xv) Landlord's start-up or opening expenses. Common Area Charges shall be reduced by any reimbursement (other than from any other tenant in the Building), credits or discounts or reductions received by Landlord for any amounts otherwise included in operating expenses.

              b. Management fees shall equal to five (5%) percent of the fixed annual rental provided for herein. Landlord shall repair, replace, manage and maintain all exterior Common Areas. Landlord shall use its best efforts to maintain operating expenses at reasonable amounts. The total "pass-through" charges to all Tenants shall not exceed one hundred (100%) percent of the actual charges paid by Landlord.

          8.  USE AND OPERATION OF PREMISES.

              a. Throughout the term of this Lease, Tenant covenants to use the Demised Premises as permitted by law.

              b. In the event Tenant's use of the Demised Premises shall result in a Use Group H - High Hazard Uses classification for the Building or the Demised Premises under the applicable BOCA codes or other applicable laws, Tenant shall be solely responsible, at its cost, to bring the Building and Demised Premises within compliance of the applicable BOCA codes or other applicable laws.

              c. Tenant shall not enter into any activities at the Demised Premises which involve the on-site generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "Hazardous Substances" and/or wastes as defined in

ISRA and its implementing regulations, or as defined under the New Jersey Spill Compensation and Control Act (the "Spill Act"), N.J.S.A. 58:10-23.11, ET SEQ., as amended, or the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 ET SEQ. ["CERCLA"]), Tenant shall indemnify, defend and save Landlord harmless from all fines, costs, suits, damages, procedures, judgments, or actions of any kind resulting from such use by Tenant of the Demised Premises. Notwithstanding the foregoing, Tenant may store, utilize and dispose of those hazardous substances set forth in Exhibit B annexed hereto in the manner and in the quantities set forth in Exhibit B. Landlord acknowledges that Tenant's business includes the use of some Hazardous Substances and Landlord shall not unreasonably withhold its consent to Tenant's written request to add permitted Hazardous Substances to the list set forth in Exhibit B.

              d. The use by the Tenant of the Demised Premises shall be in a lawful manner, and the Tenant shall not permit the same to be used for any unlawful purpose, nor commit nor suffer any waste. Tenant covenants to comply with all reasonable rules and regulations which Landlord may, at any time or from time to time during the term of this Lease, uniformly impose on all other tenants, their employees, agents, licensees and customers.

         9.   INSURANCE.

              a. Tenant agrees to pay monthly during the term of this Lease, as additional rent, an amount equal to its Proportionate Share of the annual cost for all insurance the Landlord maintains for the Property, including, but not limited to, all insurance for loss or damage by fire and all other casualties ordinarily included in extended coverage, public liability, insurance for the payment of rent (for a period not to exceed twelve (12) months), personal injury, property damage and all other insurance of any type, kind or description which may be reasonably required for the Property. Landlord shall maintain fire and extended coverage insurance with respect to the Building for the full replacement value thereof and such other coverage as is typical for buildings of like size, use, construction and location. Said insurance will not be cancelable except on thirty (30) days notice to Tenant. Landlord may purchase insurance hereunder and may alter the type and amount of insurance coverage presently carried for the Property provided such coverage is typical for a building of like size, use, construction and location. Landlord shall maintain liability insurance in an amount at least equal to the insurance which Tenant is required to maintain under the terms of Paragraph 9c hereof.

              b. Tenant shall not do, nor permit to be done, any act or thing on the Demised Premises which shall invalidate or be in conflict with, or cause any additional premium for, any insurance policy insuring the Property.

              c. Tenant shall, during the entire term hereof, at its sole cost and expense, keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises and the business operated by Tenant in the Demised Premises as to which the limits of liability shall not be less than ONE MILLION ($1,000,000.00) DOLLARS per occurrence and THREE MILLION ($3,000,000.00) DOLLARS in the aggregate and in which the property damage liability shall not be less than FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS. The policy shall be from a New Jersey licensed insurance company, with at least a Best's rating of "A", and shall name the Landlord and Landlord's mortgagee(s) as additional insureds. The policy shall contain clauses that: (i) the amount of any "deductible" shall be not more than $25,000.00; (ii) the insurer will not cancel or materially modify the insurance coverage without first giving the Landlord thirty (30) days' prior written notice. A copy of a certificate evidencing such coverage will be delivered to Landlord before the Commencement Date, together with proof that the first year's premium has been paid in full.

         d. Landlord and Tenant waive all rights to recover against each other or against the officers, directors, shareholders, partners, joint venturers, employees or agents of each other, for any loss or damage arising from any cause covered by, and to the extent of, any insurance required to be carried by them pursuant to this Lease or any other insurance actually carried by them. Each policy of such insurance carried by Landlord or Tenant shall contain a waiver of subrogation in favor of the other party and the other party's officers, directors, shareholders, partners, joint venturers, employees or other agents and shall also contain a provision that the foregoing release shall not affect the coverage provided by such insurance. If such waiver of subrogation shall not be, or shall cease to be obtainable, the other party shall be immediately notified of such fact and such other party shall thereafter not be required to obtain or keep in effect such waiver of subrogation in its policies.

         10. ESTIMATED COSTS. The initial monthly additional rent charges for Tenant's Proportionate Share of Real Estate Taxes, water and sewer charges, Common Area Charges and insurance costs (hereinafter together referred to as Operating Costs) shall be initially estimated at the sum of TWELVE THOUSAND FIVE HUNDRED and 00/100 ($12,500.00) DOLLARS, which sum commencing as of the Commencement Date, shall be paid monthly, on the first day of each month. An adjustment to the estimated payments shall be made at least once annually by the Landlord based upon the actual cost and expense data, and any overpayments or under payments shall be credited against or paid with the next month's additional rent charges after Tenant is notified of same or promptly refunded to Tenant if the Term of the Lease has expired. This provision shall survive
termination of this Lease.   Landlord shall make said adjustment by June 30th of
each year and deliver to Tenant together with such adjustment an itemized statement of the prior Lease Year charges for all costs charged to Tenant as pass-through items, including copies of tax bills. Tenant shall pay monthly the adjusted amount upon written notice from Landlord. In the event Landlord fails to invoice Tenant for an Operating Cost for a period in excess of twenty four
(24) months from the end of the calendar year during which such cost was due, then Tenant shall be relieved of its obligation to pay such cost. As of January 1, 1998 an adjustment shall be made in the amount of the estimated monthly Operating Costs to reflect that as of that date Tenant's Proportionate Share shall be increased to 76.00%. Tenant shall, after full payment, have the right, at its own cost and expense, to audit Landlord's books. Any overpayment by Tenant of its Proportionate Share of Operating Costs shall be promptly reimbursed to Tenant. In the event that it is ultimately determined that Landlord has overcharged Tenant by more than five (5%) percent of the amount due from Tenant, Landlord shall pay the reasonable cost of the Tenant's audit.

         11.  REPAIRS AND ALTERATIONS.

              a. Tenant covenants that throughout the term of this Lease it will take good care of the Demised Premises, including all alterations, changes and improvements at any time erected thereon, and to keep and maintain same in good order and condition subject to normal wear and tear and casualty damage. Tenant shall have no obligation to provide any electrical service for portions of the Building which does not comprise the Demised Premises. Roof, foundation and structural repairs shall be Landlord's responsibility and will not be passed-through to Tenant. However, if repairs to the roof, foundation or structure are necessitated by the negligence or wilful misconduct of Tenant, its agents, licensees, guests, invitees or customers, (except to the extent Landlord shall receive reimbursement from insurance for such items or, to the extent not covered by insurance, insurance was maintained or required to be maintained by Landlord pursuant to this Lease for such dollar loss), Tenant shall be responsible for the same. Tenant shall promptly make, at its sole cost and expense, all repairs and replacements to the Demised Premises, including but not limited to all electrical, air-conditioning, heating, plumbing and other mechanical systems servicing the Demised Premises. Landlord shall deliver, and Tenant shall accept, the Demised Premises in an "as is" condition except for Landlord's Work. In addition to roof, foundation and structural repairs (to the extent that these repairs are Landlord's obligation under the Lease) during the twenty four (24) months following the Commencement Date, Landlord shall, (except to the extent such repairs are necessitated by the negligence or willful misconduct of Tenant, it agents, licensees, guests, invitees, or customers, in which case Tenant shall be responsible for the same except to the extent Landlord shall receive reimbursement from insurance for such items, or to the extent not covered by insurance, insurance was maintained or required to be maintained by Landlord pursuant to this Lease for such dollar loss) repair or replace as necessary, at its sole cost, those other items identified as Landlord's Work on Exhibit H annexed hereto (and which will not be passed-through to Tenant). Notwithstanding anything contained herein, beyond twenty-four (24) months, such costs shall be passed through to Tenant as a Common Area cost unless specifically excluded from the definition of Operating Costs.

              b. Tenant shall, during the term of this Lease, at its sole cost and expense, promptly comply with any statute, ordinance, rule, order, regulation or requirement of the Federal, State and Municipal Government and any and all departments, agencies, bureaus and subdivisions thereof (Laws), as same shall apply to the Demised Premises and observe and promptly comply with: (i) all reasonable rules, orders and regulations of the Board of Fire Underwriters; or any like agency; and (ii) the requirements of all insurance carriers issuing policies maintained by the Landlord on the Demised Premises or on the Property of which the Demised Premises is a part. Notwithstanding the foregoing, Tenant shall only be liable for roof and structural repairs, as required pursuant to the terms of this subparagraph b, if same are required due to Tenant's particular use of the Demised Premises. Notwithstanding the foregoing, as of the Commencement Date, the exterior Common Areas shall, at Landlord's expense, comply with all governmental regulations and Landlord shall remain responsible at its own cost and expense to maintain all such items initially constructed by Landlord in compliance with all governmental regulations. Landlord shall assign all warranties which are assignable to Tenant. As to any cost or expense necessary to comply with Laws which shall pertain to the exterior common area, Landlord shall be responsible for such compliance, however, such cost or expense shall be part of the Operating Costs passed through to Tenant.

              c. Tenant shall have the right during the term of this Lease to make interior alterations and improvements to the Demised Premises subject to the following conditions: (i) any and all governmental permits and authorizations required therefor shall have been obtained by Tenant prior to the undertaking of said alterations or improvements; (ii) no alteration or improvement of the Demised Premises shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord which shall not be unreasonably withheld or delayed (except that non-structural alterations or improvements do not have to be approved by Landlord); (iii) all alterations and improvements, when completed, shall be of such a character as shall not reduce, or otherwise materially adversely affect, the value of the Demised Premises, reduce the cubic content of the Building, affect the structural soundness of the Building, or change the character of the Building; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws, and with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters (or like agency) where the Demised Premises is situated, or any other body exercising similar functions and having jurisdiction thereover; (v) said alteration or improvement shall be completed free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises; and
(vi) Tenant shall, at its sole cost and expense, maintain adequate insurance therefor, including statutory workmen's compensation insurance (or Tenant shall deliver to Landlord certificates of insurance for contractors indicating workmen's compensation insurance is in force) covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against the Landlord, the Tenant or the Demised Premises; and general liability insurance naming the Landlord as an additional insured, which policy shall have limits of not less than ONE MILLION ($1,000,000.00) DOLLARS per occurence and THREE MILLION ($3,000,000.00) DOLLARS in the aggregate and FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS for property damage. The policy shall contain clauses that: (i) the amount of any "deductible" shall be not more than $25,000.00; and
(ii) the insurer will not cancel or materially modify the insurance coverage without first giving the Landlord thirty (30) days' prior written notice. All such insurance will be in a company or companies authorized to do business in New Jersey, with at least a Best's rating of "A", and all such policies shall be delivered to the Landlord prior to the commencement of any work, endorsed "premium paid" by the company or agency issuing the same. If Landlord's consent shall be required hereunder, such consent shall not be unreasonably withheld or delayed.

         12.  EMINENT DOMAIN.

              a. If the total Demised Premises is taken, acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto. Tenant shall have the right to terminate the Lease in the event of: (i) the taking of any portion of the Demised Premises as a result of which the balance of the Demised Premises is not reasonably suitable for the conduct of Tenant's normal business operations therein, (ii) a denial or substantial impairment of reasonably adequate access to the Building and the Demised Premises; (iii) a taking which shall result in or cause substantial and material impairment of Tenant's conduct of its normal business operations at the Demised Premises; or (iv) a taking which shall reduce Tenant's parking to a ratio below four parking spaces per 1,000 square feet of remaining Demised Premises. Tenant's right to terminate the Lease shall be exercised, in writing, within thirty (30) days after receiving written notice of any such taking, time being of the essence. Should the Lease not be terminated pursuant to the provisions of this Paragraph 12, Landlord shall promptly reconstruct and restore any portion of the Demised Premises remaining after a taking to a complete architectural unit as is reasonably practical.

              b. The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent or other charges paid or payable by Tenant to Landlord shall be abated as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date of the taking shall be refunded to Tenant, less any sums due Landlord from Tenant.

              c. Landlord reserves to itself all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act or any public or quasi-public authority for which damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest; however, Tenant may seek compensation for Tenant's fixtures, moving expenses, and business dislocation damages.

              d. In the event that only a portion of the Demised Premises is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted. If the parties cannot agree upon an equitable adjustment within 180 days of any such taking, the amount of the adjustment, if any, shall be submitted pursuant to the Rules of the American Arbitration Association.

         13.  INDEMNITY AND LIABILITY FOR INJURY AND LOSS.

              a. Landlord, except as a result of Landlord's, negligent or willful acts: (1) shall not be liable to Tenant or any other person on the Demised Premises or Property for any damage either to person or property; (2) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other service by any public utility; and (3) shall not be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by Tenant or other person.

              b. Landlord and Tenant shall indemnify, defend and save each other harmless from and against all injuries, liability, judgments, expenses, claims or damages to any person or property while on or about the Demised Premises, the Building or the Property to the extent caused by the negligence or willful acts of the other.

         14.  LEASE SUBORDINATION.

              a. Any mortgages that hereafter may be placed against the Building or any part thereof shall have preference and precedence and be superior and prior to the lien of this Lease, irrespective of the date of granting or recording, provided Tenant shall receive from the holder of any such mortgage a non-disturbance agreement in a form that contains substantially similar terms to those set forth on Exhibit C annexed hereto. Tenant does hereby agree to accept any mortgagee as the Landlord hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Property by foreclosure or otherwise.

              b. The term "mortgage" as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

              c. In the event Landlord desires confirmation of such subordination and attornment, Tenant shall deliver any instrument which may be reasonably required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and the agreement by Tenant to accept the mortgagee as the Landlord and perform under this Lease if the mortgagee acquires title to the Building by foreclosure or otherwise, as shall be desired by any aforesaid mortgagee or proposed mortgagee, provided such instrument shall not alter the terms of this Lease.

              d. Tenant does hereby agree to any assignment by Landlord of the rentals under this Lease to a mortgagee.

              e. Tenant shall (i) within ten (10) days after receipt of Landlord's written request, execute and deliver to Landlord its most recent financial statement, certified by its Chief Financial Officer.

              f. Landlord and Tenant shall within ten (10) days after written request by either party, execute and deliver an estoppel certificate, in a form required by Tenant or by Landlord's mortgagee, stating, to the extent such statements are accurate: (i) Tenant is the tenant under this Lease; (ii) the Demised Premises has been unconditionally accepted and occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully sets forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet, or if it has been, in what manner; and (v) no claim or right of setoff exists, and neither Landlord nor Tenant is in default and no grounds for reducing the rent or canceling the Lease exist.

              g. Tenant's failure to timely deliver the certified financial statement and/or the Landlord or Tenant's failure to timely deliver the estoppel certificate shall be deemed a material default under this Lease.

         15.  FIRE DAMAGE.

              a. If, after the date hereof, the Demised Premises is damaged by fire, enemy action, or other casualty (such damage being hereafter called "fire damage"), Landlord shall repair or restore the Demised Premises, except Landlord shall have the option not to repair or restore the fire damage if:

                   (i) there shall be remaining less than two (2) Lease Years on the then current term of this Lease unless after written notice to Tenant of Landlord's right to terminate, Tenant shall fail within ten (10) days of the receipt of said notice to exercise any available option to renew under this Lease; or

                   (ii) the fire damage shall not be required to be insured under this Lease, or if insured, the mortgagee(s) shall not release to Landlord sufficient insurance proceeds to repair or restore. Notwithstanding the application of subsection (ii) if Landlord shall exercise Landlord's rights not to repair or restore pursuant to this subsection (ii), Tenant shall have the option, exercisable within thirty (30) days of receipt of Landlord's notice not to restore or rebuild to elect to loan Landlord the amount of any mortgage proceeds not released to Landlord by Landlord's mortgagee(s) on the same terms and conditions as said mortgagee's loan to Landlord. Said loan shall be subordinate to any then existing mortgage and shall be payable monthly out of the cash flow of the property available after payment of Landlord's mortgagee(s) with the same percentage constant payment of principal and interest that Landlord was paying to the mortgagee(s) that did not release to Landlord insurance proceeds. In the event that Tenant shall loan Landlord such sum, Landlord shall not have the option not to repair or restore pursuant to this subsection (ii); or

                   (iii) if Landlord is unable to obtain any necessary governmental approvals necessary to repair or restore within one hundred twenty
(120) days of its application for same, after using reasonable diligence to obtain same during said one hundred twenty (120) day period.

              In the event Landlord shall repair or restore the fire damage, there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which and the portion or extent to which the Demised Premises may not be used by Tenant.

              b. If Landlord shall elect not to repair or restore the Demised Premises pursuant to paragraph 15(a) above, this Lease shall terminate on the date of occurrence of the fire damage. Landlord shall notify Tenant in writing not more than thirty (30) days after the occurrence of the fire damage if it elects not to repair or restore, in which event Landlord shall return to Tenant a fair and proportionate rebate of all rent paid in advance to Landlord by Tenant, if any, prorated as of the date of the occurrence of the fire damage.

              c. In the event fire damage the Demised Premises, occurs during or prior to the term of this Lease and Landlord's Work cannot be repaired within one hundred eighty (180) days from the Determination Date (as hereinafter defined), then this Lease may, at the option of Landlord or Tenant, terminate as of the date of such fire damage. In the event Landlord or Tenant elects to terminate this Lease, Landlord or Tenant shall notify the other within ten (10) days after the Determination Date, time being of the essence. Any party's failure to deliver notice of its election to terminate within said ten (10) day period shall be deemed a waiver of such party's option to terminate, and this Lease shall remain in full force and effect subject to the terms of paragraph 15(a) above.

              d. As soon as practicable after the occurrence of a fire or other casualty, Landlord, Tenant and their engineering, architectural and other consultants shall meet and attempt to reach mutual agreement regarding the period of time required for completion of repairs and restoration, which shall be determined based upon the actual period of time for construction and shall exclude any time period for adjustment of insurance claims. In the event the parties are unable to reach agreement within ten (10) days following the occurrence of the fire damage, fire or other casualty, the matter shall be submitted to Paul Swartz, AIA or if Paul Swartz, AIA is unavailable, the parties shall apply to the Chancery Court in Somerset County for the appointment of an architect to make such determination. The Determination Date is the date on which the time required for completion of repairs and restoration is determined by one of the procedures set forth above.

              e. Landlord's obligations in connection with any repair and/or restoration work contemplated pursuant to this Paragraph 15 of the Lease shall and are hereby strictly limited to the Building delivered to Tenant in its "as is" condition and Landlord's Work, and in no event shall Landlord be obligated to replace, repair or restore any other improvements to the Demised Premises or alterations thereof installed therein by or on behalf of Tenant nor shall Landlord be obligated in any event whatsoever to replace, repair or restore Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like, except to the extent included in Landlord's Work. If the parties determine that restorations can be completed within 180 days, but such repairs and restoration shall not be substantially completed by the 210th day following the Determination Date, Tenant may:

              (i) terminate this Lease by delivering written notice to Landlord (a "Tenant's Notice") by the 220th day following the Determination Date, time being of the essence. Tenant's failure to deliver notice of termination by said 220th day, shall be deemed a waiver by Tenant of this option to terminate. If Tenant timely exercises this option to terminate, the Lease shall terminate as of the date of Tenant's delivery of Tenant's Notice or;

              (ii) elect by written notice to Landlord to complete Landlord's obligation to repair or restore. Tenant shall be entitled to use any remaining funds held by Landlord's mortgagee(s) for the purpose of repairing or restoring to pay for such work which Tenant completes. If Tenant is required to expend its own funds to repair or restore such work, Tenant shall be entitled to reimbursement from Landlord out of Landlord's cash flow from the Property after payment of Landlord's then existing mortgagee(s).

         16.  ISRA COMPLIANCE.

              a. Anything contained to the contrary in paragraph 16b below notwithstanding, Landlord shall be responsible for all environmental conditions existing as of the Commencement Date of this Lease, and Tenant shall only be responsible for those environmental conditions caused by Tenant. Landlord shall indemnify and hold harmless Tenant against all reasonable out-of-pocket costs and expenses, claims and liability, including reasonable legal fees incurred by Tenant by reason of Landlord's failure to remediate any such environmental conditions. Specifically, Landlord shall have until December 31, 1996 to remediate any chemicals in the area shown on Exhibit F to the NJDEP residential standard. Landlord shall have until June 1, 1996 to remediate any asbestos to NJDEP standard. Landlord shall have until June 1, 1996 to remediate any "Lead Dust" which may be in the interior of the building to NJDEP standards. If Landlord fails to remediate any of the above by the applicable date, Tenant may take such actions as are reasonably required to so remediate any such item which shall not have been remediated by said applicable date and Landlord shall on fifteen (15) days notice, reimburse Tenant for the reasonable cost of such remediation work completed by Tenant. If Landlord shall not so reimburse Tenant within said fifteen (15) days, Tenant may deduct the reasonable cost of such remediation work completed by Tenant from the next sums due to Landlord under this Lease.

              b. Tenant shall, at Tenant's own expense, comply with N.J.S.A. 13:1k-6 et seq., and the regulations promulgated thereunder ("ISRA"), as well as all other environmental laws now or hereafter enacted and applicable to the Demised Premises and Tenant's use thereof. In connection with the foregoing, Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection (the "NJDEP") or such other appropriate agency charged with the administration of ISRA or other applicable environmental laws. Should any division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes which are caused by Tenant, its employees, guests or invitees during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and
carry out the approved plans.   Tenant's obligations under this paragraph shall
arise if there is any closing, terminating or transferring of operations of owner ship of the industrial establishment at this premises pursuant to ISRA, or any other triggering event under ISRA or other environmental law which would necessitate compliance. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save Landlord harmless from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes caused by Tenant at the Demised Premises which occur during the term of this Lease, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA, or any other division of NJDEP or under any environmental law. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes which are Tenants obligations under this Lease at the Demised Premises which occur during the term of this Lease. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall use its best efforts to effectuate and complete full compliance with ISRA and any other applicable environmental law, including but not limited to any necessary cleanup, prior to the Termination Date of this Lease. In the event ISRA shall not apply to Tenant's occupancy of the Demised Premises at the end of the term of this Lease, Tenant shall furnish Landlord with a letter of non-applicability from the NJDEP at the end of the term. Tenant's obligation under this paragraph shall survive the termination of this Lease. Landlord's costs to comply with any environmental laws, which costs are not Tenant's responsibility, shall not be "passed through" to Tenant as an operating expense. Landlord shall promptly deliver to Tenant all environmental reports Landlord receives in connection with the Demised Premises.

              c. Tenant warrants that its Standard Industrial Code number is, and shall remain during the term of this Lease, ______.

         17.  DEFAULTS AND REMEDIES.

              a.   The following shall constitute events of default under this
Lease:

                   (1) failure to pay any installment of the fixed rent, or additional rent, or any part thereof by the tenth (10th) day following the date that such payment is due. Notwithstanding anything to the contrary contained herein, during each Lease Year, before Tenant shall be declared in default or before a late fee shall be due, Tenant shall be entitled to one written notice from Landlord that if rent is not paid within ten (10) days of receiving Landlord's written notice, Tenant shall be in default. In the event Tenant shall fail to pay any fixed rent or additional rent installment as provided herein, or any part thereof, within ten (10) days following the due date for such installment, Landlord shall impose, and Tenant agrees to pay, a late charge of four (4%) percent of the rent due and unpaid, said late charge to be immediately due and payable. It is agreed that this late charge has been reasonably calculated to offset Landlord's added expense in handling the late payment and other costs to Landlord, including, but not limited to, the costs Landlord may incur for late charges on its mortgages;

                   (2) failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof by Landlord to Tenant, provided however that if the default is of a nature that cannot be cured within thirty (30) days, Tenant shall not be in default if it commences the cure of the default within thirty (30) days of

Landlord's notice and thereafter diligently proceeds to cure the default;

                   (3) if this Lease shall be assigned or sublet except as permitted in Paragraph 18 below;


                   (4) the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant, shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the custodianship or appointment is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; making of a general assignment for the benefit of creditors; however, the foregoing shall not be a default if rent is paid on a current basis;

                   (5)  if Tenant liquidates or ceases to exist;

              b. Upon the occurrence of any event of default, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

                   (1) Landlord may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth, and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent, without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same;

                   (2) Landlord may, at Landlord's sole option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the Demised Premises for its own account or otherwise; (ii) relet the same for any term; (iii) remove Tenant's improvements if reasonably necessary or desirable for such reletting purposes; (iv) restore the Demised Premises to the condition in which it was required to be surrendered by Tenant; and (v) receive and apply the rent so received to pay all reasonable fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any reasonable legal fees and expenses arising therefrom, the reasonable cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, and in no event shall Tenant be entitled to or receive any benefit or credit from any rental in excess of the rent reserved under this Lease which results from a reletting of the Demised Premises after Tenant's default;

                   (3) Tenant will pay Landlord, and be liable to Landlord for, the full amount of all fixed annual rent and additional rent thereafter to become due. Landlord shall be deemed to have satisfied its obligation to mitigate its damages provided Landlord shall list the Demised Premises for lease, at market rents, with an unrelated licensed commercial real estate broker;

                   (4) If Tenant shall fail to make any payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, after any applicable notice and grace period, without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all reasonable expenses so incurred by Landlord, together with interest, at the rate set forth in subparagraph 17(b)(5) below, on such sums and expenses from the date incurred until payment in full;

                   (5) Interest on any sums due to Landlord from Tenant under this Lease shall accrue from the date due, after any applicable notice and grace period, at an annual rate equal to two (2) percentage points above the prime interest rate as set daily by Chase Manhattan Bank, N.Y.C., N.Y.;

                   (6) Tenant, for itself and on behalf of any and all persons claiming through or under it, including without limitation, creditors of every kind, hereby waives and surrenders all rights and privileges which it or any of them may have under, or by reason of, any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the remainder of the term, after a judgment for possession or after Tenant is ejected therefrom by process of law or after the termination of this Lease as herein provided;

                   (7) In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default under this Lease, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses, attorney's fees and disbursements incurred by the successful party.

              c. The failure on the part of Landlord to re-enter or repossess the Demised Premises, or to enforce any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Landlord from exercising any such rights upon any subsequent occurring default or defaults. All of Landlord's rights shall be cumulative and shall not preclude the

Landlord from exercising any other rights which it may have under  law.

         18.  ASSIGNMENT AND SUBLETTING.

              a. Tenant shall not be entitled to transfer, sell, mortgage, pledge, hypothecate, or assign this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof (hereinafter referred to as "Assignment") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord's consent shall not be required for an Assignment to an entity directly or indirectly, controlled by Tenant, controlling or under common control with Tenant, or to any successor by merger, consolidation or which has acquired all or substantially all the assets of Tenant. Under such circumstances Landlord shall have no recapture right.

              b. In the event Landlord consents to an Assignment (however, Landlord may terminate this Lease in lieu of consenting to an Assignment unless such Assignment is in conjunction with Tenant's sale of its business), such consent to that Assignment shall be expressly conditioned upon the compliance by Tenant and the Assignee of the following provisions:

                   (1) The Assignee shall assume, by written instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the Assignment;

                   (2) A copy of the Assignment and the original assumption agreement (both in form and content reasonably satisfactory to the Landlord) fully executed and acknowledged by the Assignee, together with a certified copy of a properly executed corporate resolution authorizing such assumption, if applicable, shall be delivered to the Landlord prior to the effective date of such Assignment. Tenant shall acknowledge, in writing, in a form acceptable to Landlord, that it shall remain liable under this Lease regardless of the Assignment;

                   (3) Such Assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant and Assignee shall continue to be and remain liable hereunder;

                   (4) Tenant shall comply with the requirements of ISRA in accordance with the provisions of Paragraph 16.

              c. In the event Tenant shall seek to sublet a portion of the Demised Premises, the following provisions shall apply:

                   (1) Tenant may sublet a cumulative total of twenty five thousand (25,000) square feet of the Demised Premises without first obtaining Landlord's consent or approval and Landlord shall have no recapture right; and

                   (2) Tenant may sublet a cumulative total of fifty thousand (50,000) square feet for a total period of five (5) years or less without first obtaining Landlord's consent or approval and Landlord shall have no recapture right; and

                   (3) In the event that any subletting of any portion of the Demised Premises shall not qualify under subparagraphs (1) or (2) above and is for a cumulative total of less than 100,000 square feet, Tenant must then obtain Landlord's consent to any such subletting, which consent will not be unreasonably withheld or delayed; or in lieu of such consent Landlord may recapture such space. If Landlord elects to recapture such space, Tenant shall be released of any future obligations as to such space recaptured.

                   (4) In the event that any subletting of any portion of the Demised Premises shall not qualify under subparagraph (1) or (2) above and is for a cumulative total of more than 100,000 square feet, Tenant must first obtain landlord's con-sent to any such subletting, which consent will not be unreasonably withheld or delayed; or in lieu of such consent Landlord may recapture such space or terminate the Lease. If Landlord elects to recapture such space or terminate the Lease, Tenant shall be released of any future obligations as to such space recaptured or to the entire space if Landlord elects to terminate the Lease.

         19.  SIGNS.   The Tenant shall not display any sign, picture,
advertisement, awning, merchandise, or notice on the Building, nor anywhere in the Common Area, except Tenant may display those signs for which the location and specifications are shown on Exhibit D annexed hereto. Landlord's consent will be required for all other signs which consent will not be unreasonably withheld or delayed. Tenant shall be responsible for the maintenance and repair of its signs and shall remove them at the expiration of the term of this Lease and repair all damage caused by the removal.

         20.  LANDLORD'S RIGHT TO MAKE IMPROVEMENTS.

         Landlord reserves the right to make improvements to the remainder of the Building excluding the Demised Premises, provided that such improvements shall not unreasonably interfere with Tenant's use of the Demised Premises or access to the Demised Premises.

         21. SECURITY. Tenant shall, upon execution of this Lease, deposit in the Trust Account of Lasser Hochman the sum of THREE HUNDRED THIRTY THOUSAND and 100/00 ($330,000.00) DOLLARS ("Security") as security for the full and faithful performance of the obligations of Tenant to be performed by Tenant pursuant to this Lease. Said sum shall be released to Landlord on Tenant's receipt of the twenty (20) year guarantee for the roof in compliance with the terms of this Lease. Said sum shall be returned without interest to the Tenant, provided that the Tenant shall have fully, faith fully and timely carried out all of the terms, covenants and conditions on its part to be performed at the expiration of the fifth, tenth and fifteenth lease years in the amount of ONE HUNDRED TEN THOUSAND and 100/00 ($110,000.00) DOLLARS each. The return of the Security Deposit shall be personally guaranteed by Lawrence S. Berger.

         22.  BANKRUPTCY OF TENANT.

              a. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "use and operation" of the Demised Premises as provided in paragraph 8 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to all rent and other additional rent otherwise due pursuant to this Lease; and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (iv) to give Landlord at least forty five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (30) days' prior written notice of any abandonment of the Demised Premises; and such abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

              b. No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

         23.  QUIET ENJOYMENT.


              Landlord covenants and agrees with Tenant that upon Tenant's prompt and full payment of all rent and other sums required to be paid by Tenant under this Lease and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises.

         24.  HOLDING OVER.

              The Tenant shall have no right to remain in possession after the Termination Date. If the Tenant shall occupy the Demised Premises after the expiration of this Lease with the consent of the Landlord (which consent shall be the obligation of Tenant to obtain in writing prior to the Termination Date and which consent Landlord shall be under no obligation to give), and rent is accepted and collected from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party thirty (30) days' written notice to that effect. If such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord's written consent, Tenant shall pay to Landlord, as partial damages, one and a half times the amount of both fixed annual rental (at the rate which was last in effect for the term) and all additional rent for the time, on a per diem basis, Tenant retains possession of the Demised Premises or any part thereof after termination of the term, together with all costs, expenses and damages incurred by Landlord and its agents to obtain possession from Tenant. Furthermore, if such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord's written consent, Tenant shall be liable to Landlord for any loss of rents and/or liability sustained by Landlord or its agents in connection with any subsequent tenancy which may have intended to occupy said Demised Premises at the expiration of the term herein. The acceptance of rent and/or additional rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

         25.  SURRENDER.

              a. On the last day of the term or on the sooner termination thereof, Tenant shall, at Tenant's sole cost and expense peaceably surrender the Demised Premises broom-clean, in as good order and condition as of the commencement of the term of this Lease, except for reasonable wear and tear and damage by casualty. Tenant may remove from the Demised Premises its signs, furniture, equipment, machinery, trade fixtures, HVAC, and portable walls, provided same shall have been acquired and installed at Tenant's cost and expense by Tenant ("Tenant's Property"). Tenant's Property not so removed within thirty (30) days following the Termination Date, may at Landlords' election and without limiting Landlord's right to compel removal thereof, be deemed abandoned. Tenant shall in no event be obligated to remove the roof top penthouse constructed by Tenant. Any damage to the Demised Premises caused by Tenant in the removal of Tenant's Property shall be immediately repaired by Tenant at Tenant's sole cost and expense, and this obligation shall survive the expiration or sooner termination of this Lease.


              b. Title to all alterations, additions, improvements, repairs, fixtures, other than Tenant's Property, which shall have been made, furnished or installed by or at the expense of the Landlord in or upon the Demised Premises, shall vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge, unless otherwise required by Landlord.

         26.  NOTICES.

              a. All notices and demands which are required to or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be deemed effectively given upon receipt or rejection if personally delivered, delivered by overnight courier with return receipt, telecopied with written confirmation, or sent by United States registered, express or certified mail, postage prepaid, addressed to the parties at the following addresses:

              For Landlord:

              UNITED STATES LAND RESOURCE, L.P.
              c/o Berger & Bornstein, P.A.
              237 South Street
              Morristown, New Jersey   07962

              For Tenant:

              ANADIGICS, INC.
              35 Technology Drive
              Warren, New Jersey 07059


              With a Copy To:

              Richard Stewart, Esq.
              Lasser Hochman
              75 Eisenhower Parkway
              Roseland, New Jersey 07068-1694

              Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party, or by an assignee or successor of either of them, by the giving of written notice to the other sent as above provided.

         27.  BROKERS.

              a. Tenant and Landlord represent and warrant that neither they nor any of their employees or agents have acted so as to entitle any brokers to a commission in connection with this transaction except Weichert Commercial Realtors. Landlord shall pay Weichert Commercial Realtors in accordance with the executed Commission Agreement dated September 9, 1995.

              b. In the event Tenant or Landlord shall have breached their representations and warranties set forth in paragraph 27a above, the breaching party covenants and agrees to indemnify and hold the other harmless against any claim asserted by any broker, or by anyone else with whom they dealt, for any compensation in bringing about this transaction and to reimburse the non-breaching party for any costs or expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the non-breaching party in defending against claims made against non-breaching party for any such compensation.

         28.  MISCELLANEOUS

              a.   DEFINITIONS.

                   (1) The term "Landlord" as used in this Lease shall mean the owner or lessee (if the Landlord claims the right of possession by reason of a lease or sublease from the owners) for the time being of the Building, and if such property or the Lease be sold or transferred, voluntarily or involuntarily, the seller, or assignor, shall be entirely relieved of all covenants and obligations under this Lease arising after transfer without further agreement between the parties hereto and their successors;

                   (2) The words "rent" or "rental" may be used interchangeable and are defined to include all monies specifically reserved as fixed annual rent, additional rental, and all costs, expenses and damages which the Landlord may suffer or incur by reason of any default of the Tenant or failure on its part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Landlord.

              b. ABANDONMENT OF FIXTURES. If, after the default in payment of rent or violation of any other provision of this Lease or at any time during the term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord.

              c. WAIVER. No agreement to accept a surrender of the Demised Premises shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not be construed as a waiver or relinquishment for the future of such covenant, condition, rule or regulation. The receipt by Landlord of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept the balance of such rent or pursue any other remedy in this Lease provided.

              d. ENTIRE AGREEMENT. This Lease and the Exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

              e. LEASE EFFECTIVE. The submission of this Lease by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

              f. PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances, other than those for which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

              g. RIGHTS OF ENTRY. Landlord or its duly authorized agents or representatives shall have the right, upon reasonable notice, except in the case of an emergency, to enter upon the Demised Premises during all reasonable business hours for the purpose of examining the same, showing same to banking and insurance representatives, governmental inspectors, or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord's right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so. Landlord or Landlord's duly authorized agents or representatives shall also have the right to show the Demised Premises to persons wishing to purchase or lease the same during the nine (9) months next prior to the expiration of the term of this Lease and to place notices on the front of the Building offering the Demised Premises for lease or for sale, during said nine (9) month period. Landlord may at any time place signs on the Property offering space other than the Demised Premises for lease, provided such sign shall not be placed on that part of the Building constituting the Demised Premises.

              h. ELIMINATION OF LIENS BY TENANT. Tenant shall not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant's agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged within thirty (30) days after notice thereof or post appropriate security satisfactory to Landlord to protect Landlord's interest as a result of said lien. Nothing in this Lease contained shall be deemed to be a consent on the part of Landlord to subject the Demised Premises to a lien or a claim under the construction lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the Demised Premises.

              i.   INTERPRETATION.   The captions and headings throughout this
Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.


              All references to nouns and pronouns used herein shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

              No provisions of this Lease shall be construed by any court or other judicial authority against either Landlord or Tenant by reason of any such party being deemed to have drafted or structured such provision.

              The words "hereby", "herein", "hereof", "hereto", "hereunder", and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the subparagraph or paragraph wherein such words appears, unless expressly so modified.

              j. TRIAL BY JURY WAIVER. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use and occupancy of the Demised Premises.

              k. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties. No rights, however, will inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with the provisions of this Lease.

              l. EXCULPATION. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners or agents of Landlord with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, rent and profits of the Landlord in and of the Building of which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord, and including any judgments or other liens obtained by Tenant against the Landlord. This exculpation of personal liability is absolute and without any exception whatsoever, except to the extent resulting from the following: (i) a misapplication or misappropriation of insurance proceeds or any award paid in the event of a taking by condemnation or eminent domain; (ii) a misapplication or misappropriation of any amounts paid to Landlord in escrow, in trust, or otherwise paid to Landlord or to be used by Landlord for a specific purpose as set forth in the Lease; (iii) a breach of any of the covenants or agreements of Landlord as set forth in Paragraph 16 of this Lease; (iv) acts or omissions by Landlord for which Landlord receives insurance proceeds under the commercial general liability insurance policy Landlord maintains, or is required to maintain, pursuant to the Lease; (v) any fraudulent conduct on the part of Landlord; or (vi) return of security deposit as provided for herein.

         29.  RIGHT OF FIRST REFUSAL.

              a. In the event that additional space in the Building shall become available ("Additional Space") and Landlord desires to accept a BONA FIDE offer to lease the Additional Space, Landlord shall notify Tenant in writing of Landlord's receipt of such offer and shall include within its notice the terms of the offer to lease the Additional Space. Tenant shall have the option to elect to lease the Additional Space pursuant to the same terms as the offer received by Landlord ("Right of First Refusal"). Tenant must exercise its Right of First Refusal, within ten (10) business days of receipt of Landlord's notice, by delivering written notice to Landlord, time being of the essence. If Tenant shall fail to exercise its Right of First Refusal within said ten (10) business day period, or shall fail to execute a lease pursuant

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

to the terms of said offer within ten (10) business days of exercising its Right of First Refusal, time being of the essence, Tenant shall be deemed to have waived its Right of First Refusal.

                   b. In the event that Landlord in its sole discretion decides at any time during the term of this Lease to sell the Building, Landlord agrees to let Tenant know of such decision in writing.

         30.  LANDLORD'S REPRESENTATIONS.

              a. Landlord owns the Building and the Property in fee simple, free and clear of all liens and encumbrances except as contained on Exhibit E.

              b. The Demised Premises, the Building and the Property are not at the present subject to any assessment for municipal improvements, nor has any municipal improvement work been commenced or completed for which an assessment can be imposed;

              c. There is no pending or threatened condemnation or taking affecting the Demised Premises, the Building and/or the Property;

              d. To the best of Landlord knowledge no citations or notices have been issued or suits or proceedings commenced against Landlord or against the Demised Premises, the Building and/or the Property for violation of any law, ordinance, rule or regulation. To the best of Landlord's knowledge there is no litigation pending or threatened regarding the Demised Premises, the Building, the Property or their use;

              e. Landlord has not received any notice of a violation of any laws, ordinances, rules or regulations regarding environmentally hazardous substances and environmentally hazardous wastes as defined under ISRA and the Spill Compensation Act;

              f. There is no asbestos insulation located in the Demised Premises and/or the Building;

              g. Landlord has complied, if required, with the New Jersey Underground Storage of Hazardous Substances Act (N.J.S.A. 58:10A-21, et seq.).

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

              h. Tenant shall have the right to record a short form of this Lease to be executed by Landlord and Tenant.

         31.  TAX LIENS.     The parties acknowledge that there are one or more
Tax Lien Certificates outstanding against the Demised Premises. So as to enable Tenant to protect its investment in improvements which Tenant intends to make to the Demised Premises, Landlord agrees upon execution of the this Lease to execute an assignment of all proceeds it may receive as a result of the sale of the Property as a result of the foreclosure of said Tax Lien Certificates if Tenant is the purchaser of the Property at such sale. The form of assignment is attached hereto as Exhibit J.

              IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


                   LANDLORD:
                   BY:  UNITED STATES LAND RESOURCES, L.P.
                        General Partner
                   BY:  UNITED STATES REALTY RESOURCES, INC.,
                        General Partner

                   By:  /s/ Lawrence S. Berger
                        -------------------------------------
                   LAWRENCE S. BERGER, President


                   TENANT:
                   ANADIGICS, INC.


                   BY:  /s/ George J. Gilber
                        --------------------------------------
                         GEORGE J. GILBERT, Executive Vice-
                          President

As To The Obligation To Return
The Security Deposit Contained
In Paragraph 21 Of The Lease

/s/ Lawrence S. Berger
------------------------------
    LAWRENCE S. BERGER


                                          48